Exhibit 99.1

Baker Hughes Incorporated
Investor Contact: Adam B. Anderson, +1.713.439.8039, adam.anderson@bakerhughes.com Media Contact: Teresa Wong, +1.713.439.8110, teresa.wong@bakerhughes.com	2929 Allen Parkway Houston, Texas 77019 Phone: 713.439.8600 Fax: 713.439.8280 www.bakerhughes.com

Baker Hughes Announces Fourth Quarter

and Annual Results

HOUSTON, TEXAS (Jan. 24, 2012) – Baker Hughes Incorporated (NYSE: BHI) today announced adjusted net income (a non-GAAP measure) for the fourth quarter 2011 of $534 million, or $1.22 per diluted share. This excludes an after-tax charge of $220 million ($0.50 per diluted share) related to the impairment of certain trade names. This compares to $0.77 per diluted share for the fourth quarter 2010, and to adjusted net income of $1.18 per diluted share for the third quarter 2011.

Adjusted net income for the year 2011 was $1.84 billion or $4.20 per diluted share, compared to $2.06 per diluted share for the year 2010.

Net income attributable to Baker Hughes (a GAAP measure) for the fourth quarter 2011 was $314 million or $0.72 per diluted share, compared to $0.77 per diluted share for the fourth quarter 2010, and $1.61 per diluted share for the third quarter 2011. Net income attributable to Baker Hughes for the year 2011 was $1.74 billion or $3.97 per diluted share, compared to $2.06 per diluted share for the year 2010. Please see Table 1 for a reconciliation of GAAP to non-GAAP Financial Measures.

Revenue for the fourth quarter 2011 was $5.39 billion, up 22% compared to $4.42 billion for the fourth quarter 2010 and up 4% compared to $5.18 billion for the third quarter 2011. Revenue for the year 2011 was $19.83 billion, up 38% compared to $14.41 billion for the year 2010.

Martin Craighead, Baker Hughes President and Chief Executive Officer, said: “We are pleased with our international margins of 16% in the fourth quarter (excluding the impairment of certain trade names), with contributions across all regions. Our business continues to improve and we benefited from increased activity, a favorable product mix as well as typical seasonal product sales. For 2012, we expect international growth to continue, particularly in the Latin America, Middle East, and deepwater markets.

Baker Hughes Incorporated News Release Baker Hughes Announces Fourth Quarter and Annual Results	Page 2

“In North America, the fundamentals of the business continue to be robust driven by activity growth in the unconventional basins. The geology and economics in the liquids-rich shale plays will support substantial additional drilling, and we have every reason to be confident about the long-term prospects of this market. Our Drilling and Evaluation and Completion and Production groups showed steady improvement, except for Pressure Pumping.

“The issues in Pressure Pumping were related to the availability, cost and transportation of materials, such as sand and gel. Further, as we increased headcount and added capacity to address the growing market needs, we were not able to sufficiently utilize these resources. We are resolving these issues and expect to see improvement in the second half of the year.

“Finally, I would like to thank Chad Deaton for his contribution to Baker Hughes during the past seven years. Many of the initiatives we’ve put in place during this time frame have been critical to ensuring our success in the market going forward. Baker Hughes has a talented workforce that is constantly focused on innovating and finding solutions. As CEO I will ensure that our 57,000 employees are relentlessly focused on delivering reliable products and services so Baker Hughes is the service company that best anticipates our customers’ needs and exceeds their expectations.”

Debt increased by $169 million to $4.07 billion compared to the third quarter 2011. Cash and short-term investments increased by $247 million to $1.05 billion compared to the third quarter 2011. Capital expenditures were $810 million, depreciation and amortization expense was $343 million, and dividend payments were $66 million in the fourth quarter 2011.

For the year, capital expenditures were $2.46 billion, depreciation and amortization expense was $1.32 billion and dividend payments were $261 million.

Adjusted EBITDA (a non-GAAP measure) in the fourth quarter 2011 was $1.18 billion, up $35 million sequentially. For the full year, Adjusted EBITDA was $4.3 billion. A reconciliation of net income attributable to Baker Hughes to Adjusted EBITDA is provided in Table 2. Supplemental financial information for revenue and adjusted operating profit before tax (a non-GAAP measure) is provided in Tables 5a and 5b.

Baker Hughes Incorporated News Release Baker Hughes Announces Fourth Quarter and Annual Results	Page 3

Consolidated Condensed Statements of Operations

(Unaudited)

	Three Months Ended
	December 31,		September 30,
(In millions, except per share amounts)	2011	2010	2011
Revenue	$5,387	$4,423	$5,178

Costs and Expenses:
Cost of revenue	4,118	3,421	3,931
Research and engineering	125	105	117
Marketing, general and administrative	303	279	313
Impairment of trade names	315	—	—
Acquisition-related costs	—	56	—

Total costs and expenses	4,861	3,861	4,361

Operating income	526	562	817
Gain on investments	—	6	—
Interest expense, net	(57)	(48)	(58)
Loss on early extinguishment of debt	—	—	(40)

Income before income taxes	469	520	719
Income taxes	(151)	(178)	(13)

Net income	318	342	706
Net income attributable to noncontrolling interests	(4)	(7)	—

Net income attributable to Baker Hughes	$314	$335	$706

Basic earnings per share attributable to Baker Hughes	$0.72	$0.78	$1.62

Diluted earnings per share attributable to Baker Hughes	$0.72	$0.77	$1.61

Weighted average shares outstanding, basic	438	432	437
Weighted average shares outstanding, diluted	439	434	439

Depreciation and amortization expense	$343	$326	$332

Capital expenditures	$810	$486	$628

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Financial Information

Consolidated Condensed Statements of Operations

(Unaudited)

	Twelve Months Ended December 31,
(In millions, except per share amounts)	2011	2010
Revenue	$19,831	$14,414

Costs and Expenses:
Cost of revenue	15,264	11,184
Research and engineering	462	429
Marketing, general and administrative	1,190	1,250
Impairment of trade names	315	—
Acquisition-related costs	—	134

Total costs and expenses	17,231	12,997

Operating income	2,600	1,417
Gain on investments	—	6
Interest expense, net	(221)	(141)
Loss on early extinguishment of debt	(40)	—

Income before income taxes	2,339	1,282
Income taxes	(596)	(463)

Net Income	1,743	819
Net income attributable to noncontrolling interests	(4)	(7)

Net income attributable to Baker Hughes	$1,739	$812

Basic earnings per share attributable to Baker Hughes	$3.99	$2.06

Diluted earnings per share attributable to Baker Hughes	$3.97	$2.06

Weighted average shares outstanding, basic	436	394
Weighted average shares outstanding, diluted	438	395

Depreciation and amortization expense	$1,321	$1,069

Capital expenditures	$2,461	$1,491

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Consolidated Condensed Balance Sheets

(Unaudited)

	December 31,
(In millions)	2011	2010
ASSETS
Current Assets:
Cash and cash equivalents	$1,050	$1,456
Short-term investments	—	250
Accounts receivable, net	4,878	3,942
Inventories, net	3,222	2,594
Other current assets	522	465

Total current assets	9,672	8,707

Property, plant and equipment, net	7,415	6,310
Goodwill	5,956	5,869
Intangible assets, net	1,143	1,569
Other assets	644	531

Total assets	$24,830	$22,986

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$1,810	$1,496
Short-term borrowings and current portion of long-term debt	224	331
Accrued employee compensation	704	589
Other accrued liabilities	697	723

Total current liabilities	3,435	3,139

Long-term debt	3,845	3,554
Deferred income taxes and other tax liabilities	860	1,360
Long-term liabilities	726	647

Equity	15,964	14,286

Total liabilities and equity	$24,830	$22,986

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Consolidated Condensed Statements of Cash Flows

(Unaudited)

	Twelve Months Ended December 31,
(In millions)	2011	2010
Cash flows from operating activities:
Net income	$1,743	$819
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	1,321	1,069
Other, primarily working capital	(1,546)	(1,032)

Net cash flows from operating activities	1,518	856

Cash flows from investing activities:
Expenditures for capital assets	(2,461)	(1,491)
Proceeds (purchase) from maturities of short-term investments	250	(250)
Acquisition of businesses, net of cash acquired	(5)	(888)
Other	325	253

Net cash flows from investing activities	(1,891)	(2,376)

Cash flows from financing activities:
Net proceeds of debt	57	1,531
Dividends	(261)	(241)
Other	163	76

Net cash flows from financing activities	(41)	1,366

Effect of foreign exchange rate changes on cash	8	15

Decrease in cash and cash equivalents	(406)	(139)
Cash and cash equivalents, beginning of period	1,456	1,595

Cash and cash equivalents, end of period	$1,050	$1,456

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Table 1: Reconciliation of GAAP and Non-GAAP Financial Measures1

The following tables reconcile net income attributable to Baker Hughes, which is the directly comparable financial result determined in accordance with Generally Accepted Accounting Principles (GAAP), to adjusted net income, which excludes certain identified items (a non-GAAP financial measure) referenced in this news release. There were no identified items requiring adjustment for any quarter in 2010.

Three months ended December 31, 2011
(Unaudited) (In millions, except per share amounts)	Net Income	Diluted Earnings Per Share
Net income attributable to Baker Hughes (GAAP)	$314	$0.72
Identified Item:
Impairment of trade names[2]	220	0.50

Adjusted net income (non-GAAP)	$534	$1.22

Three months ended September 30, 2011
(Unaudited) (In millions, except per share amounts)	Net Income	Diluted Earnings Per Share
Net income attributable to Baker Hughes (GAAP)	$706	$1.61
Identified Item:
Tax benefit associated with reorganization[3]	(214)	(0.49)
Loss on early extinguishment of debt[4]	26	0.06

Adjusted net income (non-GAAP)	$518	$1.18

Twelve months ended December 31, 2011
(Unaudited) (In millions, except per share amounts)	Net Income	Diluted Earnings Per Share
Net income attributable to Baker Hughes (GAAP)	$1,739	$3.97
Identified Item:
Expenses related to Libya[5]	70	0.16
Tax benefit associated with reorganization[3]	(214)	(0.49)
Loss on early extinguishment of debt[4]	26	0.06
Impairment of trade names[2]	220	0.50

Adjusted net income (non-GAAP)	$1,841	$4.20

[1]

Adjusted net income is a non-GAAP measure comprised of net income attributable to Baker Hughes excluding the impact of certain identified items. The company believes that adjusted net income is useful to investors because it is a consistent measure of the underlying results of the company’s business. Furthermore, management uses adjusted net income as a measure of the performance of the company’s operations. Reconciliation of net income attributable to Baker Hughes, a GAAP measure, to adjusted net income for historical periods can be found on the company’s website at www.bakerhughes.com/investor.

[2]

Charge of $315 million before-tax ($220 million after-tax), the majority of which relates to the noncash impairment associated with the decision to minimize the use of the BJ Services trade name as part of our overall branding strategy for Baker Hughes.

[3]	Noncash tax benefit of $214 million associated with the reorganization of certain foreign subsidiaries.
[4]	Loss of $40 million before-tax ($26 million after-tax) related to the early extinguishment of $500 million notes due 2013.
[5]

Expenses of $70 million (before and after-tax) associated with increasing the allowance for doubtful accounts, and reserves for inventory and certain other assets in the second quarter 2011 as a result of civil unrest in Libya.

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Table 2: Calculation of EBIT, EBITDA and Adjusted EBITDA (non-GAAP measures)1

(In millions)	Three Months Ended
	December 31, 2011	December 31, 2010	September 30, 2011
Net income attributable to Baker Hughes	$314	$335	$706
Net income attributable to NCI[2]	4	7	—
Income taxes	151	178	13

Income before income taxes	469	520	719
Interest expense, net	57	48	58

Earnings before interest and taxes (EBIT)	526	568	777
Depreciation and amortization expense	343	326	332

Earnings before interest, taxes, depreciation and amortization (EBITDA)	869	894	1,109
Adjustments to EBITDA:
Acquisition-related costs[3]	—	56	—
Impairment of trade names[4]	315	—	—
Gain on investments	—	(6)	—
Loss on early extinguishment of debt[5]	—	—	40

Adjusted EBITDA	$1,184	$944	$1,149

(In millions)	Twelve Months Ended
	December 31, 2011	December 31, 2010[6]
Net income attributable to Baker Hughes	$1,739	$812
Net income attributable to NCI[2]	4	7
Income taxes	596	463

Income before income taxes	2,339	1,282
Interest expense, net	221	141

Earnings before interest and taxes (EBIT)	2,560	1,423
Depreciation and amortization expense	1,321	1,069

Earnings before interest, taxes, depreciation and amortization (EBITDA)	3,881	2,492
Adjustments to EBITDA:
Acquisition-related costs[3]	—	134
Impairment of trade names[4]	315	—
Expenses related to Libya[7]	70	—
Gain on investments	—	(6)
Loss on early extinguishment of debt[5]	40	—

Adjusted EBITDA	$4,306	$2,620

[1]

EBIT, EBITDA and Adjusted EBITDA (as defined in the calculations above) are non-GAAP measurements. Management is providing these measures because it believes that such measurements are widely accepted financial indicators used by investors and analysts to analyze and compare companies on the basis of operating performance.

[2]	Noncontrolling interests.
[3]	Costs related to the acquisition of BJ Services.
[4]

Charge of $315 million before-tax ($220 million after-tax), the majority of which relates to the noncash impairment associated with the decision to minimize the use of the BJ Services trade name as part of our overall branding strategy for Baker Hughes.

[5]	Loss of $40 million before-tax ($26 million after-tax) related to the early extinguishment of $500 million notes due 2013.
[6]	Includes results of BJ Services starting from April 28, 2010.
[7]

Expenses of $70 million (before and after-tax) associated with increasing the allowance for doubtful accounts and reserves for inventory and certain other assets in the second quarter 2011 as a result of civil unrest in Libya.

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Table 3a: Segment Revenue, Profit Before Tax, and Profit Before Tax Margin1

	Three Months Ended
	December 31,		September 30,
(In millions)	2011	2010	2011
Segment Revenue
North America	$2,821	$2,210	$2,716
Latin America	600	482	568
Europe/Africa/Russia Caspian	898	793	850
Middle East/Asia Pacific	752	657	708
Industrial Services and Other	316	281	336

Total Operations	$5,387	$4,423	$5,178

Profit Before Tax[2]
North America	$422	$478	$607
Latin America	22	43	71
Europe/Africa/Russia Caspian	99	64	105
Middle East/Asia Pacific	70	68	84
Industrial Services and Other	(23)	28	28

Total Operations	590	681	895

Corporate and Other Profit Before Tax
Acquisition-related costs	—	(56)	—
Interest expense, net	(57)	(48)	(58)
Gain on investments	—	6	—
Loss on early extinguishment of debt	—	—	(40)
Corporate and other	(64)	(63)	(78)

Corporate, net interest and other	(121)	(161)	(176)

Profit Before Tax	$469	$520	$719

Profit Before Tax Margin[1]
North America	15%	22%	22%
Latin America	4%	9%	13%
Europe/Africa/Russia Caspian	11%	8%	12%
Middle East/Asia Pacific	9%	10%	12%
Industrial Services and Other	(7%)	10%	8%

Total Operations	11%	15%	17%

[1]

Profit before tax margin is a non-GAAP measure defined as profit before tax (“income before income taxes”) divided by revenue. Management uses the profit before tax margin because it believes it is a widely accepted financial indicator used by investors and analysts to analyze and compare companies on the basis of operating performance.

[2]

Includes a charge of $315 million before-tax recorded in the fourth quarter of 2011 related to the impairment of certain trade names, the majority of which relates to the noncash impairment associated with the decision to minimize the use of the BJ Services trade name. See Table 4 for the presentation of the impairment charge by segment.

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Table 3b: Segment Revenue, Profit Before Tax, and Profit Before Tax Margin,1

	Twelve Months Ended December 31,
(In millions)	2011	2010[4]
Segment Revenue
North America	$10,257	$6,621
Latin America	2,183	1,569
Europe/Africa/Russia Caspian	3,325	3,006
Middle East/Asia Pacific	2,820	2,247
Industrial Services and Other	1,246	971

Total Operations	$19,831	$14,414

Profit Before Tax[2]
North America	$1,929	$1,163
Latin America	227	74
Europe/Africa/Russia Caspian[3]	342	260
Middle East/Asia Pacific	321	177
Industrial Services and Other	53	99

Total Operations	2,872	1,773

Corporate and Other Profit Before Tax
Acquisition-related costs	—	(134)
Gain on investments	—	6
Interest expense, net	(221)	(141)
Loss on early extinguishment of debt	(40)	—
Corporate and other	(272)	(222)

Corporate, net interest and other	(533)	(491)

Profit Before Tax	$2,339	$1,282

Profit Before Tax Margin[1]
North America	19%	18%
Latin America	10%	5%
Europe/Africa/Russia Caspian	10%	9%
Middle East/Asia Pacific	11%	8%
Industrial Services and Other	4%	10%

Total Operations	14%	12%

[1]

Profit before tax margin is a non-GAAP measure defined as profit before tax (“income before income taxes”) divided by revenue. Management uses the profit before tax margin because it believes it is a widely accepted financial indicator used by investors and analysts to analyze and compare companies on the basis of operating performance.

[2]

Includes a charge of $315 million before-tax recorded in the fourth quarter of 2011 related to the impairment of certain trade names, the majority of which relates to the noncash impairment associated with the decision to minimize the use of the BJ Services trade name. See Table 4 for the presentation of the impairment charge by segment.

[3]

Includes expenses of $70 million (before and after-tax) associated with increasing the allowance for doubtful accounts and reserves for inventory and certain other assets in the second quarter 2011 as a result of civil unrest in Libya.

[4]	Includes results of BJ Services starting from April 28, 2010

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Table 4: Charges for Impairment of Trade Names and Expenses Related to Libya by Segment1

	Three Months Ended	Twelve Months Ended
(In millions)	December 31, 2011	December 31, 2011
Operating Profit Before Tax
North America	$105	$105
Latin America	64	64
Europe/Africa/Russia Caspian	48	118
Middle East/Asia Pacific	47	47
Industrial Services and Other	51	51

Total Operations	$315	$385

[1]

Charges associated with the impairment of certain trade names were $315 million before-tax in the fourth quarter 2011. Charges associated with increasing the allowance for doubtful accounts and reserves for inventory and certain other assets as a result of civil unrest in Libya were $70 million before-tax in the second quarter 2011. There were no identified items requiring adjustments for operating profit before tax for any quarter in 2010, or the first or third quarters of 2011.

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Table 5a: Supplemental Financial Information Excluding Certain Identified Items

The following table contains non-GAAP measures of operating profit before tax and operating profit before tax margin excluding charges for the impairment of certain trade names and expenses related to Libya as a result of civil unrest (see Table 4). Management uses this measure to isolate the results of certain operations and believes that this information may be useful to investors.

	Three Months Ended
	December 31,		September 30,
(In millions)	2011	2010	2011
Segment Revenue
North America	$2,821	$2,210	$2,716
Latin America	600	482	568
Europe/Africa/Russia Caspian	898	793	850
Middle East/Asia Pacific	752	657	708
Industrial Services and Other	316	281	336

Total Operations	$5,387	$4,423	$5,178

Operating Profit Before Tax[1]
North America	$527	$478	$607
Latin America	86	43	71
Europe/Africa/Russia Caspian	147	64	105
Middle East/Asia Pacific	117	68	84
Industrial Services and Other	28	28	28

Total Operations	$905	$681	$895

Operating Profit Before Tax Margin[1]
North America	19%	22%	22%
Latin America	14%	9%	13%
Europe/Africa/Russia Caspian	16%	8%	12%
Middle East/Asia Pacific	16%	10%	12%
Industrial Services and Other	9%	10%	8%

Total Operations	17%	15%	17%

[1]

Operating profit before tax is a non-GAAP measure defined as profit before tax (“income before income taxes”) less certain identified costs. Operating profit before tax margin is a non-GAAP measure defined as operating profit before tax divided by revenue. Management uses each of these measures because it believes they are widely accepted financial indicator used by investors and analysts to analyze and compare companies on the basis of operating performance and that these measurements may be used by investors to make informed investment decisions.

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Table 5b: Supplemental Financial Information Excluding Certain Identified Items (Pro Forma Combined Basis)1

The following table contains non-GAAP measures of operating profit before tax and operating profit before tax margin excluding charges for the impairment of certain trade names and expenses related to Libya as a result of civil unrest (see Table 4). Management uses this measure to isolate the results of certain operations and believes that this information may be useful to investors.

	Twelve Months Ended December 31,
(In millions)	2011	2010[1]
Segment Revenue
North America	$10,257	$7,585
Latin America	2,183	1,736
Europe/Africa/Russia Caspian	3,325	3,132
Middle East/Asia Pacific	2,820	2,396
Industrial Services and Other	1,246	1,054

Total Operations	$19,831	$15,903

Operating Profit Before Tax[2]
North America	$2,034	$1,217
Latin America	291	66
Europe/Africa/Russia Caspian	460	264
Middle East/Asia Pacific	368	191
Industrial Services and Other	104	102

Total Operations	$3,257	$1,840

Operating Profit Before Tax Margin[2]
North America	20%	16%
Latin America	13%	4%
Europe/Africa/Russia Caspian	14%	8%
Middle East/Asia Pacific	13%	8%
Industrial Services and Other	8%	10%

Total Operations	16%	12%

[1]

The pro forma supplemental financial information for 2010 includes the financial results for BJ Services as if the acquisition occurred as of January 1, 2010. This information is provided for illustrative purposes and is not intended to represent or be indicative of the consolidated results of operations or financial position of Baker Hughes had the BJ Services acquisition been completed as of January 1, 2010.

[2]

Operating profit before tax is a non-GAAP measure defined as profit before tax (“income before income taxes”) less certain identified costs. Operating profit before tax margin is a non-GAAP measure defined as operating profit before tax divided by revenue. Management uses each of these measures because it believes they are widely accepted financial indicator used by investors and analysts to analyze and compare companies on the basis of operating performance and that these measurements may be used by investors to make informed investment decisions.

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Operational Highlights

North America

Baker Hughes is the first integrated oilfield service company to receive full accreditation from the International Association of Drilling Contractors for our efforts around competency management.

In the Gulf of Mexico, oil production began from the world’s deepest water depth sub-sea wells using an an innovative subsea separation and boosting system. This system includes five specially designed Centrilift XP enhanced run life ESPs embedded in the seafloor. The technology resulted from years of joint research with the client to design reliable seabed boosting systems capable of handling the production challenges in ultra-deepwater fields.

Baker Hughes also completed the installation of the world’s first deepwater, fixed-fiber integration into the sand face completion. This will help to monitor the wellbore conditions to extend the life of the well.

In Canada, a customer reached final total depth two days quicker by using our Reservoir Navigation Service, AziTrak™ resistivity tool and AutoTrak™ rotary steerable system with a QD406FX™ bit. With the combination of these tools and real-time data with Baker Hughes’ WellLink RT™, the customer was able to drill not only timely, but accurately within the desired zone.

In the US, Baker Hughes was awarded a number of significant multi-service contracts, including one in the Eagleford for multiple Baker Hughes product lines. Another award was a multi-year contract of significant value in the Wattenberg field in the Niobrara basin, putting us in one of the largest finds in the basin to date.

Latin America

Throughout Latin America, new customers are relying on Baker Hughes to provide Artificial Lift solutions and maximize well performance. Baker Hughes has received multiple contract extensions in Brazil, Chile, Argentina, Ecuador and Colombia.

In Brazil, Baker Hughes began drilling the first horizontal well in the pre-salt. The base of the salt section has been reached, and performance targets are proceeding as planned. Baker Hughes also successfully performed the longest horizontal open hole gravel pack in Brazil. Additionally, Baker Hughes was able to help a key Brazilian customer map and measure a reservoir that could not be viewed by traditional seismic equipment, using our DeepTrak™ deep-reading resistivity logging-while-drilling tool.

Baker Hughes’ work in the Corralillo field labs continues in Mexico and the company was instrumental in helping PEMEX accomplish a substantial production increase.

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Middle East/Asia Pacific

Our Reservoir Development Services group is active throughout the Middle East region, with an array of geomechanics consultancy contract wins in Oman, Saudi Arabia, Kuwait and Abu Dhabi.

In Asia Pacific, we completed the first Integrated Operations bundled-services project for an independent on two exploration wells in Malaysia.

In China, the first bundled shale-oil horizontal well service project was completed for a National Oil Company utilizing drill bits, rotary steerable directional drilling and completion tools.

Europe/Africa/Russia Caspian

In Norway, the Kymera™ hybrid drill-bit technology combined with the AutoTrak™ rotary steerable system drilled three times further and more than 2.5 times faster than a conventional PDC in a hard formation. The operator saved more than 40 drilling hours.

Baker Hughes was awarded a long-term contract with a super-major to provide Coiled Tubing and stimulation work in the Netherlands and UK.

In Africa, Baker Hughes was awarded a group of contracts in South Africa covering Drilling, Fluids, Completions and Cementing for an offshore development program.

Baker Hughes was awarded two multi-service contracts on two rigs for Maersk Oil offshore Angola. The award includes Drilling Systems, Wireline, Cementing, Liner Hangers, Drill Bits and Coring Services. In addition, Baker Hughes provided all Drilling Systems, Wireline, Liner Hanger, Coring and Drill Bits for the appraisal and development wells in block 16.

Supplemental Financial Information

Supplemental financial information for the first quarter 2008 through the fourth quarter 2011 can be found on our website at www.bakerhughes.com/investor in the Financial Information section.

Conference Call

The company has scheduled a conference call to discuss the results reported in today’s earnings announcement. The call will begin at 8:30 a.m. Eastern time, 7:30 a.m. Central time, on Tuesday January 24, 2012, the content of which is not part of this earnings release. A slide presentation providing summary financial and statistical information that will be discussed on the conference call will also be posted to the company’s website and available for real-time viewing. To access the call, please call the conference call operator at 800-374-2469, or 706-634-7270 for

Baker Hughes Incorporated News Release Baker Hughes Announces Fourth Quarter and Annual Results	Page 16

international calls, 20 minutes prior to the scheduled start time and ask for the “Baker Hughes Conference Call.” A replay of the call will be available through Tuesday, February 7, 2012. The number for the replay is 855-859-2056 in the United States, or 404-537-3406 for international calls, and the access code is 29422162. To access the webcast, go to http://investor.shareholder.com/bhi/events.cfm.

Forward-Looking Statements

This news release (and oral statements made regarding the subjects of this release, including on the conference call announced herein) contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, (each a “forward–looking statement”). The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely,” and similar expressions, and the negative thereof, are intended to identify forward–looking statements. There are many risks and uncertainties that could cause actual results to differ materially from our forward-looking statements. These forward-looking statements are also affected by the risk factors described in the company’s Annual Report on Form 10-K/A for the year ended December 31, 2010 and those set forth from time to time in other filings with the Securities and Exchange Commission (“SEC”). The documents are available through the company’s website at http://www.bakerhughes.com/investor or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at http://www.sec.gov. We undertake no obligation to publicly update or revise any forward–looking statement.

Our expectations regarding our business outlook and business plans; the business plans of our customers; oil and natural gas market conditions; cost and availability of resources; economic, legal and regulatory conditions and other matters are only our forecasts regarding these matters.

These forward looking statements, including forecasts, may be substantially different from actual results, which are affected by many risks including the following risk factors and the timing of any of these risk factors:

Economic conditions – the impact of worldwide economic conditions and sovereign debt crises in Europe; the effect that declines in credit availability may have on worldwide economic growth and demand for hydrocarbons; the ability of our customers to finance their exploration and development plans; and foreign currency exchange fluctuations and changes in the capital markets in locations where we operate.

Oil and gas market conditions – the level of petroleum industry exploration, development and production expenditures; the price of, volatility in pricing of, and the demand for crude oil and natural gas; drilling activity; the timing for new drilling permits both on the shelf and in the deepwater; and changes in the regulation of drilling in the US Gulf of Mexico or other areas as well as higher operating costs; excess productive capacity; crude and product inventories; LNG supply and demand; seasonal and other adverse weather conditions that affect the demand for

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energy; severe weather conditions, such as hurricanes, that affect exploration and production activities; Organization of Petroleum Exporting Countries (“OPEC”) policy and the adherence by OPEC nations to their OPEC production quotas.

Terrorism and geopolitical risks – war, military action, terrorist activities or extended periods of international conflict, particularly involving any petroleum–producing or consuming regions; labor disruptions, civil unrest or security conditions where we operate; expropriation of assets by governmental action; cybersecurity risks and cyber incidents or attacks.

Price, market share, contract terms, and customer payments – our ability to obtain market prices for our products and services; the effect of the level and sources of our profitability on our tax rate; the ability of our competitors to capture market share; our ability to retain or increase our market share; changes in our strategic direction; the effect of industry capacity relative to demand for the markets in which we participate; our ability to negotiate acceptable terms and conditions with our customers, especially national oil companies, to successfully execute these contracts, and receive payment in accordance with the terms of our contracts with our customers; our ability to manage warranty claims and improve performance and quality; our ability to effectively manage our commercial agents.

Costs and availability of resources – our ability to manage the costs and availability of sufficient raw materials and components (especially steel alloys, chromium, copper, carbide, lead, nickel, titanium, beryllium, barite, synthetic and natural diamonds, sand, gel, chemicals, and electronic components); our ability to manage energy-related costs; our ability to manage compliance-related costs; our ability to recruit, train and retain the skilled and diverse workforce necessary to meet our business needs and manage the associated costs; the effect of manufacturing and subcontracting performance and capacity; the availability of essential electronic components used in our products; the effect of competition, particularly our ability to introduce new technology on a forecasted schedule and at forecasted costs; potential impairment of long-lived assets; the accuracy of our estimates regarding our capital spending requirements; unanticipated changes in the levels of our capital expenditures; the need to replace any unanticipated losses in capital assets; labor-related actions, including strikes, slowdowns and facility occupations; our ability to maintain information security.

Litigation and changes in laws or regulatory conditions – the potential for unexpected litigation or proceedings and our ability to obtain adequate insurance on commercially reasonable terms; the legislative, regulatory and business environment in the US and other countries in which we operate; outcome of government and legal proceedings as well as costs arising from compliance and ongoing or additional investigations in any of the countries where the company does business; new laws, regulations and policies that could have a significant impact on the future operations and conduct of all businesses; laws, regulations or restrictions on hydraulic fracturing; any restrictions on new or ongoing offshore drilling or permit and operational delays or program reductions as a result of the new regulations in the Gulf of Mexico and other areas of the world; changes in export control laws or exchange control laws; the discovery of new environmental remediation sites; changes in environmental regulations; the discharge of hazardous materials or hydrocarbons into the environment; restrictions on doing business in countries subject to sanctions; customs clearance procedures; changes in accounting standards; changes in tax laws

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or tax rates in the jurisdictions in which we operate; resolution of tax assessments or audits by various tax authorities; and the ability to fully utilize our tax loss carry forwards and tax credits.

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Baker Hughes is a leading supplier of oilfield services, products, technology and systems to the worldwide oil and natural gas industry. The company’s 57,000-plus employees today work in more than 80 countries helping customers find, evaluate, drill, produce, transport and process hydrocarbon resources. For more information on Baker Hughes’ century-long history, visit www.bakerhughes.com.

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